Exhibit 23.1

[Letterhead of PricewaterhouseCoopers Zhong Tian CPAs Limited Company]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Perfect World Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

September 13, 2010